Exhibit 5.1

October 27, 2003

Provide Commerce, Inc.

5005 Wateridge Vista Drive

Second Floor

San Diego, California 92121

Re:	Provide Commerce, Inc. Registration Statement on Form S-1 for 4,984,100 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Provide Commerce, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended, of 4,984,100 shares of common stock (the “Shares”).

This opinion is in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company in connection with the Registration Statement. Based on such review, we are of the opinion that if, as and when the Shares have been issued and sold (and the consideration therefor received) in the manner described in the Registration Statement, and in accordance with the resolutions adopted by the Board of Directors of the Company, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ CLIFFORD CHANCE

Clifford Chance US LLP